Exhibit 10.85.4

GUARANTY AGREEMENT

FOR VALUE RECEIVED, and in order to induce ACCESS POINT FINANCIAL, LLC, a Delaware limited liability company ("Lender"), to extend credit or other financial accommodations to LF3 AURORA, LLC, a Delaware limited liability company and LF3 AURORA TRS, LLC, a Delaware limited liability company (collectively, the "Borrower"), and for other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, each of the undersigned (each a "Guarantor") hereby agrees in favor of Lender as follows:

1.           Guaranty of Obligations.

(a)         Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the prompt payment when due, whether at stated maturity, by acceleration or otherwise, of the Debt (as hereinafter defined). Guarantor acknowledges and agrees that this Guaranty Agreement ("Guaranty") is a guaranty of payment and not of collection and upon any default of Borrower under the Loan Documents (as defined below), Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding  against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the collateral for the Debt. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

(b)         Guarantor further covenants that this Guaranty shall remain and continue in full  force and effect as to any modification of the Loan Documents; that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument (defined below) or other such collateral; and that indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of Guarantor.

Notwithstanding anything in this Section 1 to the contrary, Guarantor’s obligations as set forth in this Guaranty shall be up to a maximum of $11,000,000.00 of the Debt, as defined below, prior to any reduction thereof as a result of the application of any amounts related to the Debt (other than regularly scheduled monthly payments) collected by Lender from Borrower or any other party, including any amounts realized as a result of the exercise of any remedies under the Loan Documents.

2.        Obligations and Documents Defined.

(a)         The term "Debt" as used in this Guaranty shall mean the principal sum evidenced by the Note and secured by the Security Instrument, or so much thereof as may be outstanding from time to time, together with interest thereon at the rates of interest specified in the Note, late fees, prepayment consideration, and all other sums which may or shall become due and payable pursuant to the provisions of the Loan Documents.

(b)         The term "Loan Documents" shall mean and include the following: The Promissory Note in the original principal amount of $15,000,000.00 and executed by Borrower to the order of Lender ("Note"), and the Fee and Leasehold Deed of Trust and Security Agreement between Borrower and Lender ("Security Instrument"), together with any extensions, renewals, refinancings, restructurings, modifications or replacements, in whole or in part, of or for any of the foregoing.

3.          Guaranty Absolute. Guarantor agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to any of the Loan Documents, against any person obligated thereunder; (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby; (c) by reason of the release or exchange  of any collateral covered by the Security Instrument or other collateral for the Debt; (d) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty; (e) by reason of the commencement of a case under the Bankruptcy Code (hereafter defined) by or against any person obligated under the Note or the other Loan

Documents, or the death or dissolution of any Guarantor; or (f) by reason of any payment made on the Debt, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note or the other Loan Documents the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

4.          Subordination of Borrower's Obligations to Guarantor. Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of  the Debt. Until payment in full of the Debt (and including interest accruing on the Debt after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations adopted and promulgated pursuant thereto (collectively, "Bankruptcy Code"), which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall be comprised of more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights  to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

5.          Subrogation and Other Rights. Guarantor agrees that no payment, performance or enforcement of Guarantor's liabilities and obligations under this Guaranty shall cause Guarantor, by subrogation or otherwise, to acquire any of Lender's rights against Borrower or any property of Borrower (or any interest in such rights) unless and until Lender has received full and indefeasible payment of the Debt.

6.          Waivers. Guarantor hereby waives, to the fullest extent permitted by law: (a) notice of acceptance of this Guaranty; (b) notice of any acceleration or other demand for payment of the Debt; (c) any and all notice of nonpayment, nonperformance or nonobservance or other proof, notice or demand, whereby to charge Guarantor therefor, or to which Guarantor might otherwise be entitled with respect to the Debt or the Loan Documents or with respect to Lender's enforcement of its rights and remedies thereunder; (d)  notice of presentment, demand, protest, and notice of dishonor or nonpayment as to any instrument; (e) the pleading of any statute of limitations as a defense to the obligation hereunder; and (f) jury trial and the right  to personal service in accordance with section 14(g); (g) any and all rights or defenses based on suretyship or impairment of collateral, including, but not limited to, any rights or defenses arising by reason of the provisions of OCGA 10-7-24, concerning Guarantor’s right to require Lender to take action against borrower or any “one action” or “anti-deficiency” law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender’s commencement or completion of a foreclosure action, either judicially or by exercise of a power of sale; and (h) any defenses given to guarantors at law or in equity other than actual payment and performance of the indebtedness.

7.          Guarantor Due Diligence and Benefit. Guarantor represents and warrants to Lender that it is fully aware of the financial condition, assets and prospects of Borrower and that Guarantor is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation thereof and in no part upon any representation, warranty or statement of Lender with respect to Borrower's financial condition, assets or prospects. Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of guaranty, which risks Guarantor understands may include, without limitation, the possibility that Borrower may incur additional indebtedness to Lender for which Guarantor may be liable hereunder after Borrower's financial condition or means or ability to pay its lawful debts when they fall due has deteriorated.

8.          Application of Payments. Lender may apply all moneys available to Lender for application in payment or reduction of the Debt in such priority and proportions and at such time or times and in such order and priority as Lender may elect.

9.          Collection Costs. Guarantor shall be liable to Lender for, and shall pay to Lender on  demand, all costs (including without limitation reasonable fees and expenses of legal counsel, whether of retained firms or of in-house staff) incurred by Lender in enforcing performance of or collecting any payments due under this Guaranty. All such amounts shall accrue interest at the Default Rate provided in the Note if not paid in full within five (5) days of Lender's written demand therefor, which interest shall accrue from the date demanded by Lender until paid in full by Guarantor. Interest at the greater of the Default Rate or the legal rate applicable to judgments shall accrue on any judgment obtained by Lender in connection with this Guaranty.

10.        Guarantor Information. Guarantor agrees that, so long as this Guaranty remains in effect, Guarantor shall furnish to Lender from time to time, at such intervals and by such dates as may be required by Lender (by no more frequently than annually unless an Event of Default under the Note or the Security Instrument has occurred), Guarantor's Federal and state income tax returns and a balance sheet and statement of changes in Guarantor's financial position, each certified by Guarantor as true, complete and accurate. Each such financial statement shall be in reasonable detail and prepared in accordance with consistently applied accounting methods acceptable to Lender. Guarantor shall permit Lender or its representatives to visit and inspect Guarantor's books and records during reasonable business hours and agrees to discuss Guarantor's financial condition with Lender.

11.        Assignment and Transfer.

(a)         Guarantor acknowledges that Lender, and each successor to Lender's interest, has the right, in its sole discretion, to transfer, sell, pledge, assign or otherwise encumber or dispose of its  interest in the loan evidenced by the Loan Documents, to grant participations therein, or to issue pass- through certificates or other securities ("Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement of which the loan evidenced by the Loan Documents will be made a part, without Guarantor's consent or any notice thereof to Guarantor. Lender also may split the Debt into one or more separate obligations, each of which will be separately guaranteed by this Guaranty.

(b)         If Lender, or any successor to Lender's interest, determines to undertake any action contemplated by subsection (a) above, Guarantor acknowledges that Lender may forward to each prospective purchaser, transferee, assignee, servicer, participant, investor or their respective successors (collectively, "Investor") or any agency rating the Securities, all documents and information which Lender now has or may hereafter acquire relating to Guarantor (including personal financial statement of Guarantor), as Lender determines necessary or desirable. Guarantor's execution of this Guaranty shall be deemed Guarantor's written consent to Lender's furnishing of such information, but, if requested by Lender,  Guarantor agrees to confirm such consent to writing to Lender. Guarantor further agrees to cooperate with Lender in connection with any action contemplated under subsection (a) including, without limitation, ratifications of this Guaranty or execution of other documents deemed necessary by Lender or such transferee to create, perfect, protect or preserve the rights and interests to be acquired by it, meeting with  any rating agency for due diligence purposes, and providing all information concerning Guarantor's financial condition as Lender reasonably may request.

12.        Power to Execute Guaranty. Guarantor hereby certifies, represents, and warrants to Lender that Guarantor has full power and authority to execute this Guaranty, that Guarantor's execution and delivery of this Guaranty has been fully authorized and directed, that, as applicable, the persons executing this Guaranty on behalf of Guarantor have been duly authorized to do so by Guarantor, and that this Guaranty, once executed, shall be the valid and binding obligation of Guaranty enforceable in accordance with its terms.

13.          Notices. All notices and other communications under this Guaranty are to be in writing, addressed in the case of Lender to the address as set forth below and in the case of each Guarantor as set forth below such Guarantor's signature hereto, and shall be deemed to have been duly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one business day after having been timely deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested. Each party may establish a new address from time to time by written notice to the other given in accordance with this section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent. Notice to additional parties designated by a party entitled to notice are for convenience only and are not required for notice to a party to be effective in accordance with this section. Lender's notice address is as follows: Access Point Financial, LLC, 1 Ravinia Drive, Suite 900, Atlanta, GA  30346, Attn: Dilip Petigara.

14.       Miscellaneous.

(a)         Entire Guaranty; Modification. All prior agreements, understandings, representations and communications between the parties, whether oral or written, with respect to this Guaranty are merged into this Guaranty which alone and completely expresses the agreement of Guarantor and Lender. Neither this Guaranty nor any provisions hereof will be modified, supplemented or waived, except by an agreement  in writing signed by the party against whom enforcement is thereof is sought and then only to the extent expressly provided in such writing.

(b)         Binding Effect. The Guaranty shall be binding upon and inure to the benefit of Lender, its successors and assigns. This Guaranty shall be binding upon Guarantor and its heirs, executors, legal representatives, successors, successors and assigns, whether by voluntary action of the parties or by operation of law. If Guarantor shall be a partnership, the agreements and obligations on the part of such Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term "Guarantor" shall include any altered or successive partnerships, but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder. The foregoing shall not be construed to permit assignments or other transfers otherwise prohibited. If Guarantor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

(c)         Applicable Law. This Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of Georgia and shall in all respects be governed, construed, applied and enforced in accordance with applicable federal law and the laws of the State of Georgia, without giving effect to any conflict of laws principles.

(d)         Enforceability. If any provision of this Guaranty is found by competent judicial authority to be invalid or unenforceable, the other provisions of this Guaranty that can be carried out without the invalid or unenforceable provision will not be affected, and such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto. All rights and remedies under this Guaranty are distinct and cumulative not only as to each other but as to any rights or remedies afforded by law or equity. They may be exercised together, separately or successively. Any failure by Lender to exercise any of its remedies does not constitute a waiver of that remedy in the future as to the same or any other default.

(e)         Ambiguity; Headings; Gender; and Certain Terms. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Guarantor agrees that this Guaranty shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto. Words used in this Guaranty may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders. Section headings are for convenience only and shall not be used in interpretation of this Guaranty. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular section, paragraph or other subdivision. Reference to days for performance shall mean calendar days unless business days are expressly indicated.

(f)          Multiple Counterparts. This Guaranty may be executed in one or more counterparts, each of which counterpart will, for all purposes, be deemed an original, but all such counterparts together will constitute one instrument.

(g)         Consent to Jurisdiction; Service of Process. Each Guarantor agrees and consents  to the jurisdiction and venue of any state or federal court sitting in or having jurisdiction over the Dekalb County, Georgia with respect to any legal action, proceeding, or dispute between them and hereby expressly waives any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Each Guarantor further irrevocably consents to service of process by certified mail, return receipt requested, to the address for such party last provided in accordance with the notice provision of this  Guaranty and agrees that within thirty (30) days after such mailing, Guarantor so served shall appear or answer to any summons and complaint or other process and should Guarantor so served fail to appear or answer within said thirty-day period, said Guarantor shall be deemed in default and judgment may be  entered by Lender against the said party for the amount as demanded in any summons and complaint or other process so served.

(h)         WAIVER OF JURY TRIAL. GUARANTOR, IN ORDER TO INDUCE LENDER TO EXTEND FINANCIAL ACCOMODATIONS TO BORROWER, HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST GUARANTOR CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS GUARANTY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

IN WITNESS WHEREOF, the undersigned has/have signed, sealed and delivered this Guaranty as of the 28th day of January, 2021 intending to be legally bound hereby.

GUARANTOR(S):

Signed, sealed and delivered in the	Lodging Fund REIT III, Inc., a
presence of:	Maryland corporation

/s/ Jennifer Moum
Notary Public	By: /s/ Samuel Montgomery (SEAL)
My Commission Expires: April 25, 2022	Name: Samuel Montgomery
Title: COO and CFO

(NOTARY SEAL)	Address for Notice:
1635 43rd Street S.
Suite 205
Fargo, ND 58103

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